UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): December 7, 2015

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 7, 2015, Emerson Electric Co. (the "Company") announced that Charles A. Peters, Senior Executive Vice President and a Director, retired from the Company and its Board of Directors. On the same day, the Company and Mr. Peters entered into a letter agreement in connection with his retirement.
Under the letter agreement, Mr. Peters will receive a monthly consulting fee of $55,000 until the earlier of September 30, 2016 or the date on which he becomes employed elsewhere.
As permitted under the Company's 2006 Incentive Shares Plan, Mr. Peters will remain eligible to receive the earned payout of the performance shares awarded to him under the Company's 2013 performance shares program, subject to the Company's performance against the program's previously-determined objectives, and will be paid at the times provided for under the program.  Mr. Peters' award under the Company's 2016 performance shares program will be cancelled. Pursuant to the Company's Stock Option Plans, all unexpired options held by Mr. Peters as of his retirement date that have not previously vested will vest, and all vested options will remain exercisable for five years following his retirement date, except for any such options whose terms expire prior to his retirement date. As permitted under the Company's Incentive Shares Plans, Mr. Peters' restricted stock awards will continue to vest according to their terms.
Mr. Peters will be eligible to receive monthly pension benefits earned under the Company's qualified pension plan, pursuant to the terms and conditions of, and to be paid in the manner and at the times set forth in, such plan. Under the Company's non-qualified pension plan, Mr. Peters will be credited with years of service until he attains age 65.  This will result, when benefits commence at age 65, in an increase of $45,000 in his annual benefit, which has a present value of $470,000.  He will be eligible to receive distributions from the Company's qualified and non-qualified retirement savings plans, subject to the provisions of those plans. Mr. Peters will be permitted to participate in the Company's retiree health care coverage until he reaches the age of 65. Through September 30, 2016, the Company will continue paying for Mr. Peters' leased automobile, club dues, and financial planning services, and to continue coverage under the Company's split dollar and universal life insurance policies.
Under the letter agreement, Mr. Peters agrees, among other things: (i) not to use or disclose any confidential information of the Company; (ii) not to compete with, or solicit to hire the employees of, the Company or any of its affiliates during a period of five years from his date of resignation; (iii) to reaffirm all existing non-compete, invention, non-disclosure and non-solicitation obligations he has to the Company and (iv) comply with non-disparagement obligations. Mr. Peters will also release and discharge the Company, its affiliates, and its and their respective directors, officers, employees and agents from any and all claims or liability of whatever nature, and will remain subject to the Company's clawback policy.
If Mr. Peters violates any of his obligations to the Company under the letter agreement, he will forfeit all payments to be made or benefits provided under the letter agreement, and will repay to the Company, as liquidated damages, one-half of the economic value of all benefits provided to him under the letter agreement prior to the date of breach.
Mr. Peters received his salary until retirement and his earned bonus for fiscal 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	December 8, 2015	By:	/s/ John G. Shively
John G. Shively Vice President and Assistant Secretary